Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT


Name                                         Jurisdiction of Incorporation

Investors Trust Company                               Pennsylvania

National Penn Bank                                United States of America

National Penn Investment Company                        Delaware

National Penn Life Insurance Company                    Arizona